Exhibit 10.2

Restricted Stock Award Agreement

Dated as of October 7, 2021

This Restricted Stock Award Agreement (this “Agreement”) dated as of the date first set forth above (the “Award Date”) is entered into by and between Clubhouse Media Group, Inc., a Nevada corporation (the “Company”) and Dmitry Kaplun (“Grantee”). The Company and Grantee may collective be referred to as the “Parties” and each individually as a “Party”.

WHEREAS, the Grantee is the Chief Financial Officer of the Company;

WHEREAS, the Company and Grantee are the parties to that certain Executive Employment Agreement dated as of the October 7, 2021 (the “Employment Agreement);

WHEREAS, pursuant to the Employment Agreement the Parties have agreed to enter into the Agreement to grant to Grantee certain shares of common stock, par value $0.001 per share, of the Company (the “Common Stock”);

NOW, THEREFORE, in consideration of the promises and of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Grantee hereby agree as follows:

Section 1. Defined Terms. Defined terms used herein without definition shall have the meanings given in the Employment Agreement.

Section 2. Grant. Pursuant to the terms of the Employment Agreement and the terms herein, the Company hereby grants to Grantee as of the Award Date the number of shares of Common Stock (the “Restricted Stock”) as set forth in Schedule A attached to this Agreement, subject to the terms and conditions of this Agreement and the Employment Agreement.

Section 3. Vesting and Rights to the Restricted Stock.

(a)	Grantee shall be entitled to exercise and enjoy all rights and entitlements of ownership of the Restricted Stock, including the right to vote such Restricted Stock on all matters which come before the shareholders of the Company and the right to receive dividends and other distributions thereon, except that, until the Restricted Stock vests pursuant to the terms and conditions herein the following restrictions (the “Restrictions”) shall apply: (i) Grantee may not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Restricted Stock and any such attempted disposition or encumbrance shall be void and unenforceable against the Company; (ii) dividends and other distributions on the Restricted Stock will be subject to the provisions set forth in Section 3(d), Section 4 and Section 6; and (iii) Grantee’s shares of Restricted Stock will be subject to forfeiture pursuant to the provisions herein.

(b)	Subject to the other provisions herein, the Restricted Stock will vest in accordance with the vesting schedule and terms set forth in Schedule A attached hereto. If the Restricted Stock does not vest according to the terms and conditions set forth in Schedule A, the Restricted Stock will be forfeited and returned to the Company, and all Grantee’s rights, or the rights of Grantee’s heirs in and to such Restricted Stock and stock dividends thereon will terminate, unless the Board of Directors of the Company (the “Board”) determines otherwise in its sole and absolute discretion.

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(c)	Notwithstanding the foregoing, the Restricted Stock, and the acceleration of vesting thereof, and any forfeiture thereof, shall be subject to and shall be governed in accordance with the provisions of the Employment Agreement.

(d)	Cash dividends, if any, that are declared on each share of Restricted Stock prior to the date they vest in accordance with the provisions herein, will be paid in Grantee’s name and will be delivered to Grantee by the Company, as soon as practicable following the payment thereof. Stock dividends or other distributions, if any, that are declared on each share of Restricted Stock prior to the date they vest in accordance with the provisions herein, will be issued in Grantee’s name but will be subject to the same restrictions as the Restricted Stock and will be held in custody by the Company until the date they vest as provided herein.

(e)	Subject to the provisions herein, upon the date the Restricted Stock vests in accordance with the terms of this Section 1, Grantee shall become entitled to receive a stock certificate evidencing such shares or have shares delivered electronically to Grantee’s broker, as determined by the Company, and the Restrictions applicable to those shares of Restricted Stock shall become null and void and cease to exist with respect to such shares.

(f)	At the discretion of the Board, the certificates representing the Restricted Stock may, upon issuance, be deposited in escrow with the Company to be held in accordance with the provisions of this Agreement. All regular cash dividends on Restricted Stock (or other securities) at the time held in escrow shall be paid directly to the Grantee and shall not be held in escrow. Restricted Stock, together with any other assets or securities held in escrow hereunder, shall be (i) surrendered to the Company for cancellation upon forfeiture thereof; or (ii) released to the Grantee upon request, but only to the extent that the Restricted Stock is no longer Restricted Stock.

Section 4. Issuance and Delivery. The issuance or delivery of any shares of Restricted Stock which have vested may be postponed by the Board for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Restricted Stock to Grantee if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange, or Grantee shall not yet have complied fully with the provisions herein.

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Section 5. Representations and Warranties.

(a)	General Representations and Warranties of Grantee. Grantee represents and warrants hereunder that this Agreement and the transactions contemplated hereunder have been duly and validly authorized by all requisite action; that Grantee has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by Grantee, will represent the valid and binding obligation of Grantee enforceable in accordance with its terms, subject to the Enforceability Exceptions. Grantee represents and warrants that all personnel or agents of Grantee who perform any activities on behalf of the Company hereunder or otherwise are legally authorized and permitted to work in the United States and for the benefit of the Company hereunder. The representations and warranties set forth herein shall survive the termination or expiration of this Agreement The representations and warranties set forth herein shall survive the termination or expiration of this Agreement.

(b)	Representation and Warranties of Grantee Related to the Restricted Stock. The Grantee hereby makes the representations and warranties as set forth in Section 10 of the Employment Agreement, on the Award Date and thereafter such representations and warranties shall be deemed re-made and re-given by Grantee to the Company on and as of each date that any shares of Restricted Stock vest as set forth herein.

Section 6. No Transfer. Grantee may not sell or transfer this Agreement or the Restricted Stock prior to vesting, or any rights herein or therein, and any attempted transfer shall be null and void ab initio and the Company shall not recognize any purported transferee as the holder thereof.

Section 7. Taxes.

(a)	Grantee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, all federal, state, local and foreign taxes that are required by applicable laws and regulations to be withheld by the Company with respect to such amount. Grantee shall be responsible for the payment of all taxes required to be paid in connection with the issuance or vesting of the Restricted Stock.

(b)	Subject to provisions discussed herein, under Section 83 of the Code, Grantee will recognize ordinary income upon transfer of the shares of Restricted Stock to Grantee, measured as the difference between the fair market value of the granted shares of Restricted Stock on the date of transfer and the amount paid for the granted shares of Restricted Stock, if any. The capital gains holding period will begin on the date of transfer.

(c)	To the extent that the granted shares of Restricted Stock are subject to a “substantial risk of forfeiture” (within the meaning of Section 83 of the Code) on the Award Date, Grantee will not recognize ordinary income until the granted shares of Restricted Stock are no longer subject to a substantial risk of forfeiture (i.e., as the shares of Restricted Stock vest). Grantee’s ordinary income is measured as the difference between the amount paid for the granted shares of Restricted Stock, if any, and the fair market value of the granted shares of Restricted Stock when such shares of Restricted Stock are no longer subject to a substantial risk of forfeiture. The capital gains holding period for shares of Restricted Stock subject to a substantial risk of forfeiture begins on the date when such shares of Restricted Stock are no longer subject to a substantial risk of forfeiture.

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(d)	If the shares of Restricted Stock are subject to a substantial risk of forfeiture, Grantee may nonetheless accelerate Grantee’s recognition of ordinary income, if any, and begin Grantee’s capital gains holding period by timely filing an election pursuant to Section 83(b) of the Code (the “83(b) Election”). If Grantee makes an 83(b) Election, the excess of (i) the fair market value of the granted shares of Restricted Stock on the Award Date over (ii) the purchase price, if any, paid for the granted shares of Restricted Stock will be included in Grantee’s ordinary income. If the granted shares of Restricted Stock are later forfeited, however, Grantee will not be entitled to a tax deduction or a refund of the tax already paid. If Grantee makes the 83(b) Election, Grantee will not recognize any additional income when the granted shares of Restricted Stock vest and any appreciation in the value of the granted shares of Restricted Stock after the election is not taxed as compensation but instead is taxed as capital gains when the granted shares of Restricted Stock are sold.

(e)	The 83(b) Election must be filed with the Internal Revenue Service within 30 days after the shares of Restricted Stock are transferred. Any ordinary income resulting from the election will be subject to applicable tax withholding requirements. The election is generally irrevocable and cannot be made after the 30-day period has expired. In the event that Grantee makes an 83(b) Election, Grantee (i) shall promptly provide the Company with a copy of the 83(b) Election, as filed with the Internal Revenue Service; and (ii) the Company may withhold from any payments due to Grantee any applicable federal, state, or local taxes and such other deductions as are prescribed by law, or Grantee will pay to the Company all such tax withholding amounts promptly upon request.

(f)	The foregoing is only a summary of the effect of U.S. federal income taxation on Grantee with respect to the grant of the Restricted Stock. It does not purport to be a complete discussion of the U.S. federal income tax consequences. It does not discuss the income tax laws of any state, municipality, or foreign country in which Grantee’s income or gain may be taxable. In any event, Grantee is hereby advised to consult Grantee’s own tax advisor as to the consequences of making an 83(b) Election. If Grantee desires to make an 83(b) Election, then it is Grantee’s responsibility to timely make a valid election.

(g)	THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. GRANTEE ACKNOWLEDGES THAT IT IS GRANTEE’S SOLE RESPONSIBILITY AND NOT THE COMPANY’S TO FILE TIMELY THE ELECTION UNDER SECTION 83(b) OF THE CODE, EVEN IF GRANTEE REQUESTS THE COMPANY OR ITS REPRESENTATIVE TO MAKE THIS FILING ON GRANTEE’S BEHALF. BY SIGNING THIS AGREEMENT, GRANTEE REPRESENTS THAT GRANTEE HAS REVIEWED WITH GRANTEE’S OWN TAX ADVISORS THE FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT AND THAT GRANTEE IS RELYING SOLELY ON SUCH ADVISORS AND NOT ON ANY STATEMENTS OR REPRESENTATIONS OF THE COMPANY OR ANY OF ITS AGENTS. GRANTEE UNDERSTANDS AND AGREES THAT GRANTEE (AND NOT THE COMPANY) SHALL BE RESPONSIBLE FOR ANY TAX LIABILITY THAT MAY ARISE AS A RESULT OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

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Section 8. Data Privacy Consent. In order to administer the this Agreement and to implement or structure future equity grants, the Company, its subsidiaries and affiliates and certain agents thereof (together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.

Section 9. Review. The Grantee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel before executing this Agreement and fully understands all provisions of this Agreement. The Grantee hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board upon any questions relating to this Agreement.

Section 10. No Rights to Continued Engagement. This Agreement does not confer upon Grantee any right to continued engagement by the Company or any of its subsidiaries or affiliated companies, nor shall it interfere in any way with the Company’s right to terminate Grantee’s engagement at any time.

Section 11. No Restriction. Nothing in this Agreement will restrict or limit in any way the right of the Board to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

Section 12. Power of Attorney. Grantee hereby irrevocably appoints the Company and each of its officers, employees and agents as Grantee’s true and lawful attorneys with power (i) to sign in Grantee’s name and on Grantee’s behalf stock certificates and stock powers covering some or all of the Restricted Stock and such other documents and instruments as the Board deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Board deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. Grantee agrees to execute such other stock powers and documents as may be reasonably requested from time to time by the Board to effectuate the terms of this Agreement.

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Section 13. Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. Other than as set forth herein, no Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of each of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect. Notwithstanding the foregoing, the Company may transfer, assign or delegate to any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company any of Company’s rights, obligations or duties hereunder. As used in this Agreement, “Company” shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise

Section 14. Governing Law; Etc.

(a)	All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined, and this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state, provided, however, that to the extent that the laws of the State of Nevada are required, by the Nevada Revised Statutes or the Articles of Incorporation or Bylaws of the Company, to apply with respect to the issuance to Executive of any Securities of the Company, the laws of the State of Nevada shall apply thereto.

(b)	Subject to Section 15, each Party agrees that all legal proceedings concerning this Agreement shall be commenced in the state and federal courts sitting in Los Angeles County, California (the “Selected Courts”). Each Party hereto hereby irrevocably submits to the exclusive jurisdiction of the Selected Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of the rights of a Party under this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such Selected Courts, or such Selected Courts are improper or inconvenient venue for such proceeding. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such Party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by applicable law.

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(c)	TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 14(c).

(d)	Subject to the provisions of Section 20(b) of the Employment Agreement, if any Party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing Party in such action or proceeding shall be reimbursed by the other Party for its attorney’s fees and other costs and expenses incurred in the investigation, preparation and prosecution of such action or proceeding.

Section 15. Arbitration. Any controversy, claim or dispute arising out of or relating to this Agreement or the Executive’s employment by the Company, including, but not limited to, common law and statutory claims for discrimination, wrongful discharge, and unpaid wages, shall be resolved by arbitration in Los Angeles, California pursuant to then-prevailing National Rules for the Resolution of Employment Disputes of the American Arbitration Association. The arbitration shall be conducted by three arbitrators, with one arbitrator selected by each Party and the third arbitrator selected by the two arbitrators so selected by the Parties. The arbitrators shall be bound to follow the applicable Agreement provisions in adjudicating the dispute. It is agreed by both Parties that the arbitrators’ decision is final, and that no Party may take any action, judicial or administrative, to overturn such decision. The judgment rendered by the arbitrators may be entered in the Selected Courts. Subject to the provisions of Section 20(b) of the Employment Agreement, each Party will pay its own expenses of arbitration and the expenses of the arbitrators will be equally shared provided that, if in the opinion of the arbitrators any claim, defense, or argument raised in the arbitration was unreasonable, the arbitrators may assess all or part of the expenses of the other Party (including reasonable attorneys’ fees) and of the arbitrators as the arbitrators deem appropriate. The arbitrators may not award either Party punitive or consequential damages.

Section 16. Expenses. Other than as specifically set forth herein, each of the Parties shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraises or others engaged by such Party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

Section 17. Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

Section 18. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

Section 19. Entire Agreement, Amendments. This Agreement and the Employment Agreement supersede all other prior oral or written agreements between the Parties with respect to the matters discussed herein, and this Agreement, and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein. This Agreement may be amended only in an instrument in writing signed by both Parties.

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Section 20. No Waiver. No failure or delay by a Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Any waiver hereof must be in writing and signed by the Party to be charged with such waiver.

Section 21. Notices. Any notices, consents, waivers, or other communications required or permitted to be given under the terms of this Agreement shall be given in accordance with the provisions of the Employment Agreement.

Section 22. No Third-Party Beneficiaries. This Agreement is intended for the benefit of the Parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

Section 23. Further Assurances. Each Party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as reasonably required in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 24. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the Parties to express their mutual intent, and no rules of strict construction will be applied against any Party.

Section 25. Remedies. The Parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations herein, and hereby agree to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate, and therefore, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each Party will be entitled to specific performance under this Agreement.

Section 26. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

[Signatures appear on following page]

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Award Date.

Clubhouse Media Group, Inc.

By:	/s/ Amir Ben-Yohanan
Name:	Amir Ben-Yohanan
Title:	CEO

Dmitry Kaplun

By:	/s/ Dmitry Kaplun
Name:	Dmitry Kaplun

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Schedule A

Restricted Stock Award

Award
Grant Recipient Name:	Dmitry Kaplun
Grant Date:	October 7, 2021
Number of Shares of Restricted Stock Granted:	58,824

Vesting Schedule
Number of Shares Vesting	Date Vesting
25% of the number of shares of Restricted Stock granted above.	The three month anniversary of the Grant Date set forth above.
25% of the number of shares of Restricted Stock granted above.	The six month anniversary of the Grant Date set forth above.
25% of the number of shares of Restricted Stock granted above.	The nine month anniversary of the Grant Date set forth above.
25% of the number of shares of Restricted Stock granted above.	The twelve month anniversary of the Grant Date set forth above.

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